Exhibit (5)(c)
                              Living Benefit Rider


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                   WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO
                                                 (A STOCK COMPANY)

                           Home Office: Columbus, Ohio
                   Administrative Office: Clearwater, Florida

                              LIVING BENEFIT RIDER
                         (AN ACCELERATED DEATH BENEFIT)

           DEATH BENEFITS, CASH VALUES AND LOAN VALUES WILL BE REDUCED
                    IF AN ACCELERATED DEATH BENEFIT IS PAID.
                  AN ACCELERATED DEATH BENEFIT MAY BE TAXABLE.
      AS WITH ALL TAX MATTERS, A PERSONAL TAX ADVISOR SHOULD BE CONSULTED.

The Owner may elect to receive a portion of this Policy's Death Benefit, in a Single Sum, when the Insured has incurred a Terminal Condition, subject to the terms and conditions defined below.

                                   DEFINITIONS
================================================================================


In addition to the definitions contained in this Policy, the following definitions apply to this Rider:

DEATH BENEFIT                    For purposes of this Rider, Death Benefit means
                                 the amount payable upon the death of the Insured under the base Policy, plus:

                                 (a) in the case of a single life policy, the benefit payable under a Primary Insured Rider, if any; or
                                 (b)  in the case of a joint last survivor
                                      policy, the benefit payable under a Joint
                                      Insured Term Rider, if any.

                                 Death Benefit does not include amounts payable under any other Riders not expressly named above, including, but not limited to, any Individual Insured Rider, Accidental Death Benefit Rider, Other Insured Rider or Disability Waiver Rider.

ELECTION PERCENTAGE              A percentage, selected by the Owner, not to
                                 exceed 100% of this Policy's Death Benefit.

                                 In no event will the Election Percentage result in a Single Sum Benefit greater than $500,000.

IMMEDIATE FAMILY                 A spouse, child, brother, sister, parent,
                                 grandparent or grandchild of the Insured or Owner.


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INSURED                          The Insured for a single life policy will be
                                 the Insured as shown on the Policy Schedule page of the Policy. The Insured for a joint last survivor policy will be the Surviving Insured of the two Insureds shown on the Policy Schedule page of the Policy.

PHYSICIAN                        A Doctor of Medicine or a Doctor of Osteopathy
                                 licensed to practice medicine and treat injury or illness in the state in which treatment is received and who is acting within the scope of that license. A Physician must be someone other than:

                                 (a)  the Insured;
                                 (b)  the Owner;
                                 (c)  a person who lives with the Insured or
                                      Owner; or
                                 (d) a person who is part of the Insured's or Owner's Immediate Family.

PHYSICIAN'S STATEMENT            A written statement acceptable to Us and signed
                                 by a Physician which:

                                 (a)  provides the Physician's diagnosis and
                                      prognosis of the Insured's noncorrectable medical condition; and
                                 (b) states with reasonable medical certainty that the noncorrectable medical condition will result in the death of the Insured within 12 months from the date of the Physician's Statement. This statement must take into consideration the ordinary and reasonable medical care, advice and treatment available in the same or similar communities.

TERMINAL CONDITION               A condition resulting from injury or illness
                                 which, as determined by a Physician, has reduced life expectancy to not more than 12 months from the date of the Physician's statement

                                    BENEFITS
================================================================================


SINGLE SUM BENEFIT               We will pay the Single Sum Benefit to the Owner
                                 when We receive proof satisfactory to Us that the Insured has incurred a Terminal Condition while this Policy and Rider are In Force. We will make payment when all of the terms and conditions have been met, subject to the conditions and limitations contained in this Rider.

                                 The Single Sum Benefit provided by this Rider may only be elected once.

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                                 The Single Sum Benefit is equal to:

                                 (a)  the Death Benefit in effect on the date
                                      the Single Sum Benefit is paid;

                                 multiplied by

                                 (b)   the Election Percentage;

                                 divided by

                                 (c)   (1+i) where i equals the greater of:

                                       (1) the current yield on 90 day Treasury
                                           Bills; or
                                       (2) the policy loan interest rate;

                                 minus

                                 d)    Indebtedness, if any, at the time the
                                       Single Sum Benefit is paid, multiplied by the Election Percentage.

BENEFIT AND VALUE REDUCTION      This Policy's benefits and values, as those
                                 amounts exist on the date the Single Sum
                                 Benefit is paid, will be reduced by the
                                 Election Percentage. If the Election Percentage is 100%, this Policy will terminate without further value.

                                 At the time of payment, We will provide the Owner with revised Policy Specification pages and any other pertinent information which reflect the reduction of all values applicable to this Policy and all benefits it provides.



                             RIDER CLAIMS PROVISIONS
================================================================================


NOTICE OF CLAIM                  The Owner may give Us written notice of a claim
                                 for this Benefit any time after the Insured incurs a Terminal Condition as defined in this Rider. Notice of Claim must be signed by the Owner, identify the Insured, the Policy and the Election Percentage and be sent to Us at Our
                                 Administrative Office.

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CLAIM FORMS                      We will send the Owner claim forms within 15
                                 days of the date We receive written notice of claim. If We do not do so, the Owner will be considered to have complied with the Proof of Terminal Condition requirements by giving Us a Physician's Statement acceptable to Us and a written statement of the nature and extent of the Terminal Condition.

PROOF OF TERMINAL CONDITION      Written proof of the Insured's Terminal
                                 Condition must be received by Us at Our
                                 Administrative Office before We will make a Single Sum Benefit payment. This proof must include a properly completed claim form and a Physician's Statement acceptable to Us. We may request additional medical information from the Physician submitting the statement.

PHYSICAL EXAMINATION             At Our expense, We reserve the right to have a
                                 Physician of Our choosing examine the Insured prior to making a Single Sum Benefit payment.
                                 In the event the Physician We choose provides a different prognosis of the Insured's medical condition, We reserve the right to rely on the statement from the Physician of Our choosing for claim purposes.

TIME PAYMENT OF CLAIMS           All benefits described in this Rider will be
                                 available as soon as We receive satisfactory
                                 Proof of Terminal Condition.

CONSENT FOR BENEFIT PAYMENT      We must obtain consent of any irrevocable
                                 beneficiary and any assignee of record before the Single Sum Benefit is paid. An assignee's consent is required only to the extent that benefits paid would reduce this Policy's values and benefits below the amounts assigned.


                            RIDER GENERAL PROVISIONS
================================================================================


ANNUAL STATEMENT                 The Annual Statement for this Policy will
                                 reflect payment of the Single Sum Benefit, if paid during the prior year, as well as resulting reductions and remaining benefits and values.

CONTESTABILITY                   This Rider will be contestable, on the same
                                 basis as the Policy, during the lifetime of the Insured, for two years from the Rider Effective
                                 Date.

CHARGES                          No charges are payable for this Rider.


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SELF-INFLICTED INJURY           If the Insured suffers a Terminal Condition
                                 which results from a bodily injury which was intentionally self-inflicted, within the period specified in the Suicide Provision of this Policy, no benefits will be payable under this Rider.

TERMINATION                      This Rider will terminate at the earliest of:

                                 (a)  the date the Policy terminates;
                                 (b) the effective date of a settlement option elected under the Policy; (c) the date the Single Sum Benefit is paid; or (d) the date the Owner elects to terminate this Rider.

RIDER EFFECTIVE DATE             Rider months, years and anniversaries are
                                 measured from the Rider Effective Date. The
                                 Rider Effective Date is the Policy effective date unless a different Rider Effective Date is shown here.



                   WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO


                              /s/ WILLIAM H. GEIGER